As filed with the Securities and Exchange Commission on February 15, 2024

Registration No. 333-250207

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Novartis AG

(Exact name of registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Address of principal executive offices)

Novartis AG Long Term Incentive Plan

Novartis AG Deferred Share Bonus Plan

Novartis Corporation 2011 Stock Incentive Plan for North American Employees

(Full title of the plan)

Karen L. Hale

Chief Legal Officer

Novartis AG

Lichtstrasse 35

CH-4056 Basel, Switzerland

(Name and address of agent for service)

+41 61 324 1111

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, File No. 333-250207 (the “Registration Statement”) is filed by Novartis AG for the purpose of filing: (i) the Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2024, as Exhibit 4.5 to the Registration Statement; (ii) the Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2024, as Exhibit 4.6 to the Registration Statement; and (iii) the Novartis Corporation 2011 Stock Incentive Plan for North American Employees, adopted on November 11, 2010, and amended and restated effective January 1, 2024 as Exhibit 4.7 to the Registration Statement. No additional securities are being registered. All items have been omitted from the Post-Effective Amendment other than the facing page, this explanatory note, Item 8, the signature page, Exhibit 4.5, Exhibit 4.6 and Exhibit 4.7.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit Number	Exhibit
4.1	Articles of Incorporation of Novartis AG, as amended September 15, 2023 (English translation) (incorporated by reference to Exhibit 1.1 to the Annual Report of Novartis AG on Form 20-F (File No. 001-15024) as filed with the Commission on January 31, 2024).

4.2	Regulations of the Board of Directors, the Board Committees and the Executive Committee of Novartis AG, effective March 7, 2023 (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on March 23, 2023).

4.3	Form of Second Amended and Restated Deposit Agreement among Novartis AG, JPMorgan Chase Bank, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder, including the Form of ADR attached as Exhibit A thereto (incorporated by reference to Exhibit (a) to Novartis AG’s registration statement on Form F-6 (File No. 333-198623) as filed with the Commission on December 16, 2022)

4.4	Form of American Depositary Receipt (included as Exhibit A to Exhibit 4.3)

4.5*	Novartis AG Long Term Incentive Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2024

4.6*	Novartis AG Deferred Share Bonus Plan, adopted on January 22, 2014, and amended and restated effective January 1, 2024

4.7*	Novartis Corporation 2011 Stock Incentive Plan for North American Employees, adopted on November 11, 2010, and amended and restated effective January 1, 2024

5.1	Opinion of Bär & Karrer AG (incorporated by reference to Exhibit 5.1 to Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

23.1	Consent of Independent Auditors - PricewaterhouseCoopers AG (incorporated by reference to Exhibit 23.1 to Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

24	Powers of Attorney (incorporated by reference to the signature page of Novartis AG’s registration statement on Form S-8 (File No. 333-250207) as filed with the Commission on November 19, 2020)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-250207) to be signed on its behalf by the undersigned, thereunto duly authorized, in Basel, Switzerland on February 15, 2024.

NOVARTIS AG

By:	/s/ Christian Rehm
	Name:	Christian Rhem
	Title:	Authorized Signatory

By:	/s/ Daniel Weiss
	Name:	Daniel Weiss
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-250207) has been signed by the following persons in the capacities indicated on February 15, 2024.

SIGNATURE	TITLE

*	Chief Executive Officer
Vasant Narasimhan, M.D.	(principal executive officer)

*	Chief Financial Officer
Harry Kirsch	(principal financial and accounting officer)

*	Chair of the Board of Directors
Joerg Reinhardt, Ph.D.

*	Vice-Chair of the Board of Directors
Simon Moroney, D.Phil.

*	Director
Nancy C. Andrews, M.D. Ph.D.

*	Director
Ton Buechner

*	Director
Patrice Bula

*	Director
Elizabeth Doherty

*	Director
Bridgette Heller

*	Director
Frans van Houten

SIGNATURE	TITLE

*	Director
Charles L. Sawyers, M.D.

*	Director
William T. Winters

*By:	/s/ Christian Rehm
Christian Rehm
As Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (File No. 333-250207) to be signed on its behalf by the undersigned, thereunto duly authorized, in East Hanover, New Jersey on February 15, 2024.

/s/ Jaime Huertas
Jaime Huertas